Exhibit 99.1

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Provident Financial Services, Inc., and any amendments thereto, as a person who will become a director on the Board of Directors of Provident Financial Services, Inc. in connection with the merger of Provident Financial Services, Inc. and SB One Bancorp, and consents to the filing of this consent as an exhibit to the Registration Statement.

April 24, 2020	/s/ Anthony Labozzetta
Anthony Labozzetta